                                               EXHIBIT (4)(c)




                            THE LUBRIZOL CORPORATION
                                      and
                               NATIONAL CITY BANK
                                RIGHTS AGREEMENT
                          Dated as of October 6, 1987

                               TABLE OF CONTENTS

                                                              PAGE
RECITALS                                                         1

Section 1.    Certain Definitions                                2

Section 2.    Appointment of Rights Agent                        7

Section 3.    Issue of Right Certificates                        8

Section 4.    Form of Right Certificates                        12

Section 5.    Countersignature and Registration                 13

Section 6.    Transfer, Split Up, Combination and
              Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or Stolen
              Right Certificates                                14

Section 7.    Exercise of Rights; Purchase Price;
              Expiration Date of Rights                         15

Section 8.    Cancellation and Destruction of
              Right Certificates                                18

Section 9.    Reservation and Availability of
              Common Shares                                     18

Section 10.   Common Shares Record Date                         20

Section 11.   Adjustment of Purchase Price, Number
              and Type of Shares or Number of Rights            21

Section 12.   Certificate of Adjusted Purchase
              Price or Number of Shares                         44

Section 13.   Notice of Adjusted Purchase Price
              or Number or Type of Shares to
              Holders of Rights                                 44

Section 14.   Fractional Rights and Fractional
              Shares                                            44

Section 15.   Rights of Action                                  47

Section 16.   Agreement of Rights Holders                       47

Section 17.   Right Certificate Holder Not Deemed
              a Shareholder                                     48

                               TABLE OF CONTENTS
                                  (Continued)

                                                              PAGE
Section 18.  Concerning the Rights Agent                         49

Section 19.  Merger or Consolidation or Change
             of Name of Rights Agent                             50

Section 20.  Duties of Rights Agent                              52

Section 21.  Change of Rights Agent                              56

Section 22.  Issuance of New Right Certificates                  58

Section 23.  Redemption                                          59

Section 24.  Notice of Certain Events                            62

Section 25.  Notices                                             63

Section 26.  Supplements and Amendments                          64

Section 27.  Successors                                          65

Section 28.  Benefits of this Agreement                          66

Section 29.  Action by Directors                                 66

Section 30.  Severability                                        66

Section 31.  Governing Law                                       67

Section 32.  Counterparts                                        67

Section 33.  Descriptive Headings                                67

Exhibit A                                                       A-1

Exhibit B                                                       B-1

5277J

        Rights Agreement, dated as of October 6, 1987

("Agreement"), between The Lubrizol Corporation, an Ohio

corporation (the "Company"), and National City Bank, a national banking association headquartered in Cleveland, Ohio (the

"Rights Agent").

                                    RECITALS

        The Directors of the Company have authorized and

declared a dividend consisting of one right ("Right") for each

Common Share, without par value, of the Company ("Common

Share") outstanding as of the close of business on October 13,

1987 (the "Record Date"), each Right representing an option to purchase one-half of one Common Share, and have authorized the issuance of one Right with respect to each Common Share issued after the Record Date but prior to the earlier of (i) the

Distribution Date (in the case of Common Shares issued upon

conversion of the Company's convertible securities or upon

exercise of employee stock options, prior to the thirtieth day after the Distribution Date), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "Expiration

Date"), or (iii) October 12, 1997 (the "Final Expiration

Date"), including, without limitation, Common Shares issued

upon conversion of the Company's convertible securities and

upon exercise of employee stock options and Common Shares which are treasury shares as of the Record Date and subsequently

become outstanding.

        Accordingly, in consideration of the premises and the

mutual agreements herein set forth, the parties hereby agree as follows:


        Section 1.  Certain Definitions.  For purposes of this

Agreement, the following terms have the meanings indicated:


              (a)   "Acquiring Person" shall mean any Person who

        or which, together with all Affiliates and Associates of

        such Person, shall be the Beneficial Owner of 20% or

        more of the Common Shares then outstanding, but shall

        not include the Company, any Subsidiary or any employee

        benefit or stock ownership plan of the Company or an

        entity holding Common Shares for or pursuant to the

        terms of any such plan, or any Person who or which,

        together with all Affiliates and Associates of such

        Person, effects one or more Control Share Acquisitions,

        in each case, after obtaining the prior authorization of

        the Company's shareholders required for each such

        Control Share Acquisition by Article NINTH.


              (b)   "Affiliate" and "Associate" shall have the

        respective meanings ascribed to such terms in Rule 12b-2

        of the General Rules and Regulations under the

        Securities Exchange Act of 1934, as amended (the

        "Exchange Act"), as in effect on the date hereof.

               (c)   "Article NINTH" shall mean Article NINTH of

         the Company's Amended Articles of Incorporation, and any

         successor or replacement Article thereto, if any.


               (d)   A Person shall be deemed the "Beneficial

         Owner" of and shall be deemed to "beneficially own" any

         securities:


                     (i)    which such person or any of such

               Person's Affiliates or Associates beneficially

               owns, directly or indirectly;


                     (ii)   which such Person or any of such

               Person's Affiliates or Associates has (A) the

               right to acquire (whether such right is

               exercisable immediately or only after the passage

               of time) pursuant to any agreement, arrangement or

               understanding, or upon the exercise of conversion

               rights, exchange rights, rights (other than these

               Rights), warrants or options, or otherwise;

               provided, however, that a Person shall not be

               deemed the Beneficial Owner of, or to beneficially

               own, securities tendered pursuant to a tender or

               exchange offer made by or on behalf of such Person

               or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or payment; or (B) the right to vote or

               dispose of pursuant to any agreement, arrangement

               or understanding; or


                      (iii) which are beneficially owned,

               directly or indirectly, by any other Person with

               which such Person or any of such Person's

               Affiliates or Associates has any agreement,

               arrangement or understanding for the purpose of

               acquiring, holding, voting or disposing of any

               securities of the Company;


provided, however, that a Person shall not be deemed the

Beneficial Owner of, or to beneficially own, any

security if such Person has the right to vote such

security pursuant to an agreement, arrangement or

understanding which (1) arises solely from a revocable

proxy given to such Person in response to a public proxy

or consent solicitation made pursuant to, and in

accordance with, the applicable rules and regulations of

the Exchange Act and (2) is not also then reportable on

Schedule 13D under the Exchange Act (or any comparable

or successor report).

      (e)   "Business Day" shall mean any day other than

a Saturday, Sunday, or a day on which banking

institutions in the States of Ohio and New York are

authorized or obligated by law or executive order to

close.


      (f)   "Close of business" on any given date shall

mean 5:00 P.M., Cleveland, Ohio time, on such date;

provided, however, that if such date is not a Business

Day it shall mean 5:00 P.M., Cleveland, Ohio time, on

the next succeeding Business Day.


      (g)   "Common Shares" when used with reference to

the Company shall mean the Common Shares, without par

value, of the Company; provided that, if the Company is

the continuing or surviving corporation in a transaction

described in Section 11(d)(ii) hereof, "Common Shares"

when used with reference to the Company shall mean the

capital stock with the greatest aggregate voting power

of the Company, or, if the Company is a subsidiary of

another corporation or business trust, the corporation

or business trust which ultimately controls the

Company.  "Common Shares" when used with reference to

any corporation or business trust, other than the

Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business Crust is a

subsidiary of another corporation or business trust, the

corporation or business trust which ultimately controls

such first-mentioned corporation or business trust.


      (h)   "Control Share Acquisition" shall have the

meaning defined in Article NINTH.


      (i)   "Permitted Transaction" shall mean any

Related Party Transaction (as defined in Article SEVENTH

of the Company's Amended Articles of Incorporation, or

in any successor or replacement Article thereto, if any)

which has received the affirmative vote required in such

Article SEVENTH, or which is specifically exempted from

the provisions of such Article SEVENTH by the terms

thereof, provided, that, the Related Party (as defined

in such Article SEVENTH) involved in such Related Party

Transaction has not acquired any Common Shares in

contravention of Article NINTH within the five years

preceding the date of such Related Party Transaction.


      (j)   "Person" shall mean any individual, firm,

corporation or other entity, and shall include any

successor (by merger or otherwise) of such entity.

              (k)   "Share Acquisition Date" shall mean the

        first date of public announcement by the Company or an

        Acquiring Person (by press release, filing made with the

        Securities and Exchange Commission or otherwise) that an

        Acquiring Person has become such.


              (l)   "Subsidiary" shall mean any corporation or

        other entity of which a majority of the voting power of

        the voting equity securities or equity interests is

        owned, directly or indirectly, by the Company.


        Section 2.  Appointment of Rights Agent.  The Company

hereby appoints the Rights Agent to act as agent for the

Company and the holders of the Rights (who, in accordance with

Section 3 hereof, shall also be, prior to the Distribution

Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby

accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars.  The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.  Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any

such Co-Rights Agent.

        Section 3.  Issue of Right Certificates.  (a) Until the

earlier of (i) the fifteenth calendar day after the Share

Acquisition Date or (ii) the fifteenth calendar day after the date of the commencement of a tender or exchange offer (as

determined by reference to Rule 14d-2(a) under the Exchange

Act) by any Person (other than the Company or any employee

benefit plan of the Company) for 20% or more (including any and all) of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the

issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), the Rights will be

evidenced (subject to the provisions of paragraph (b) of this

Section 3) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for

Common Shares shall also be deemed to be Right Certificates)

and not by separate Right Certificates, and the right to

receive Right Certificates will be transferable only in

connection with the transfer of Common Shares in the stock

transfer books of the Company maintained by the Company or its appointed transfer agent.  As soon as practicable after the

Distribution Date, the Rights Agent will send, by first-class,

insured, postage prepaid mail, to each record holder of Common

Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company,

a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Common Share so held,

subject to adjustment, together with a notice setting forth the

Purchase Price (as defined in Section 4 hereof) as in effect on the Distribution Date.  As of the Distribution Date, the Rights

will be evidenced solely by such Right Certificates.


        Any Right Certificate issued pursuant to this Section 3

that represents Rights beneficially owned by an Acquiring

Person or any Associate or Affiliate thereof and any Right

Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or

Affiliate, and any Right Certificate issued pursuant to

Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement,

or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may

from time to time be listed, or to conform to usage:

              The Rights represented by this Right Certificate were issued to or acquired by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in
              Section 11(a)(ii) or Section 11(d) of the Rights
              Agreement.


              (b)   On the Record Date or as soon as practicable

thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class,

postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company as of such

date.  With respect to certificates for Common Shares

outstanding as of the Record Date, until the Distribution Date,

the Rights will be evidenced by such certificates for Common

Shares registered in the names of the holders thereof together with a copy of the Summary of Rights.  Until the Distribution

Date (or the earlier of the Expiration Date or the Final

Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or

without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the

Common Shares represented thereby.


              (c)   Certificates for Common Shares issued

(including, without limitation, any certificates for Common

Shares issued upon conversion of the Company's convertible

securities or upon exercise of employee stock options) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date, the Expiration

Date or the Final Expiration Date, shall have stamped on,

impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the

provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made

pursuant thereto or with any rule or regulation of any stock exchange on which the Common Shares or the Rights may from time to time be listed, or to conform to usage:

        This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The
        Lubrizol Corporation and National City Bank, dated as of October 6, 1987 (the "Rights
        Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Lubrizol Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. The
        Lubrizol Corporation will mail to the holder of this Certificate a copy of the Rights
        Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.


With respect to certificates containing the legend described above, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for

transfer of any such certificate shall also constitute the

surrender for transfer of the Rights associated with the Common

Shares represented thereby.


        Section 4.  Form of Right Certificates.  The Right

Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes,

marks of identification or designation and such legends,

summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the

provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made

pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed,

or to conform to usage.  Subject to the provisions of

Sections 11 and 22 hereof, the Right Certificates, whenever

issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of

Common Shares as shall be set forth therein at the price per whole share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

        Section 5.  Countersignature and Registration.  The

Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President,

either manually or by facsimile signature, and have affixed

thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the

Company, either manually or by facsimile signature.  The Right

Certificates shall be manually countersigned by the Rights

Agent and shall not be valid for any purpose unless so

countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be

such officer of the Company before countersignature by the

Rights Agent and issuance and delivery by the Company, such

Right Certificates, nevertheless, may be countersigned by the

Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such

Right Certificates had not ceased to be such officer of the

Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the

execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

        Following the Distribution Date, the Rights Agent will

keep or cause to be kept, at one of its offices in New York,

New York, books for registration and transfer of the Right

Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right

Certificates, the number of Rights

evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.


        Section 6.  Transfer, Split Up, Combination and Exchange

of Right Certificates; Mutilated, Destroyed, Lost or Stolen

Right Certificates.  Subject to the provisions of Section 14 hereof, at any time after the close of business on the

Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration

Date, any Right Certificate or Certificates may be transferred,

split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to

purchase a like number of Common Shares as the Right

Certificate or Right Certificates surrendered then entitled

such holder to purchase.  Any registered holder desiring to

transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights

Agent, and shall surrender the Right Certificate or Right

Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent in New York, New

York or in Cleveland, Ohio.  Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right

Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.


        Upon receipt by the Company and the Rights Agent of

evidence reasonably satisfactory to them of the loss, theft,

destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security

reasonably satisfactory to them, and reimbursement to the

Company and the Rights Agent of all reasonable expense

incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or

mutilated.


        Section 7.  Exercise of Rights; Purchase Price;

Expiration Date of Rights.  (a) The registered holder of any

Right Certificate may exercise the Rights evidenced thereby

(except as otherwise provided herein) in whole or in part at any time after the Distribution Date and at or prior to the

close of business on the earlier of the Expiration Date or the

Final Expiration Date, upon surrender of the Right Certificate,

with the form of election to purchase on the reverse side

thereof duly executed, to the Rights Agent at the principal

office of the Rights Agent in New York, New York, or Cleveland,

Ohio, together with payment for each Right exercised of an

amount equal to the product of the then-current Purchase Price multiplied by the number of Common Shares then issuable upon exercise of a Right.


              (b)   The Purchase Price shall initially be $150

(equivalent to $75 for each one-half of a Common Share), and shall be subject to adjustment from time to time as provided in

Section 11 hereof and shall be payable in lawful money of the

United States of America in accordance with paragraph (c) below.


              (c)   Upon receipt of a Right Certificate

representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase

Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Rights Agent, the Rights

Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the

Rights Agent is the transfer agent) certificates for the number of whole Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the

Company the amount of cash to be paid or depositary receipts to be issued in lieu of the issuance of fractional shares in

accordance with Section 14 hereof or the amount of cash to be paid in lieu of the issuance of Common Shares in accordance

with Sections 11(a)(iii) or 11(d) hereof, (iii) promptly after receipt of such certificates (or depositary receipts, when

appropriate), cause the same to be delivered to or upon the

order of the registered holder of such Right Certificate,

registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly

deliver such cash to or upon the order of the registered holder of such Right Certificate.


              (d)   In case the registered holder of any Right

Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the

Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of

Section 14 hereof.

        Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the

purpose of exercise, transfer, split up, combination or

exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for

cancellation or in cancelled form, or, if surrendered to the

Rights Agent, shall be cancelled by it, and no Right

Certificates shall be issued in lieu thereof except as

expressly permitted by any of the provisions of this

Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so

cancel and retire, any other Right Certificate purchased or

acquired by the Company otherwise than upon the exercise

thereof.  The Rights Agent shall deliver all cancelled Right

Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


        Section 9.  Reservation and Availability of Common

Shares.  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and

unissued Common Shares or any authorized and issued Common

Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights; such number of Common Shares reserved and kept available shall be adjusted from time to

time, if and to the extent required, upon the occurrence of any of the events described in Section 11 hereof.


        So long as the Company's Common Shares are listed on a

national securities exchange, the Company shall endeavor to

cause, from and after such time as the Rights become

exercisable, all Common Shares reserved for issuance upon

exercise of the Rights to be listed on such exchange upon

official notice of issuance.


        The Company covenants and agrees that it will take all

such action as may be necessary to ensure that all Common

Shares delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to

payment of the Purchase Price), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares,

free and clear of any liens, encumbrances and other adverse

claims and not subject to any rights of call or first refusal.


        The Company further covenants and agrees that it will

pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the

issuance or delivery of the Right Certificates or of any Common

Shares upon the exercise of Rights.  The Company shall not,

however, be required to pay any transfer tax which may be

payable in respect of any transfer or delivery of Right

Certificates to a person other than, or the issuance or

delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or

deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the

Company's satisfaction that no such tax is due.


        Section 10.  Common Shares Record Date.  Each person in

whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have

become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly

surrendered and payment of the Purchase Price (and any

applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the

Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.  Prior to the exercise pursuant to Section 7 hereof of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the

Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


        Section 11.  Adjustment of Purchase Price, Number and

Type of Shares or Number of Rights.  The Purchase Price, the

number and type of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.


              (a)(i) In the event that the Company shall at any

time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common

Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares

(including any such reclassification in connection with a

consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this

Section 11(a) or in Section 11(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or

reclassification, and/or the number and/or kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been

exercised immediately prior to such date and at a time when the

Common Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or

reclassification.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section

11(a)(ii) hereof or Section 11(d) hereof, the adjustment

provided for in this Section 11(a)(i) shall be in addition to,

and shall be made prior to, any adjustment required pursuant to

Section 11(a)(ii) or Section 11(d) hereof.


              (ii)  In the event that


              (A)   any Acquiring Person or any Associate or

        Affiliate of any Acquiring Person, at any time after the

        date of this Agreement, directly or indirectly, shall

(1) merge into or consolidate with the Company or

otherwise combine with the Company and the Company shall

be the continuing or surviving corporation of such

merger, consolidation or combination, other than in a

transaction subject to Section 11(d)(ii) hereof, (2)

merge, consolidate or otherwise combine with any

Subsidiary, (3) in one or more transactions, transfer

any assets to the Company or any Subsidiary in exchange

(in whole or in part) for shares of any class of capital

stock of the Company or any Subsidiary or for securities

exercisable for or convertible into shares of any class

of capital stock of the Company or any Subsidiary, or

otherwise obtain from the Company or any Subsidiary,

with or without consideration, any additional shares of

any class of capital stock of the Company or any

Subsidiary or securities exercisable for or convertible

into shares of any class of capital stock of the Company

or any Subsidiary (other than as part of a pro rata

distribution to all holders of such shares of any class

of capital stock of the Company or any Subsidiary),

(4) sell, purchase, lease, exchange, mortgage, pledge,

transfer or otherwise dispose (in one or more

transactions), to, from or with, as the case may be, the

Company or any Subsidiary, other than in a transaction

subject to Section 11(d) hereof, assets on terms and conditions less favorable to the Company than the

Company would be able to obtain in arm's-length

negotiation with an unaffiliated third party, (5)

receive any compensation from the Company or any

Subsidiary other than compensation for full-time

employment as a regular employee at rates in accordance

with the Company's (or its Subsidiaries') past

practices, or (6) receive the benefit, directly or

indirectly (except proportionately as a shareholder), of

any loans, advances, guarantees, pledges or other

financial assistance or any tax credits or other tax

advantage provided by the Company or any Subsidiaries, or


       (B)   during such time as there is an Acquiring

Person, there shall be any reclassification of

securities (including any reverse stock split), or

recapitalization of the Company, or any merger or

consolidation of the Company with any Subsidiary or any

other transaction or series of transactions (whether or

not with or into or otherwise involving an Acquiring

Person), other than a transaction subject to Section

11(d) hereof, which has the effect, directly or

indirectly, of increasing by more than 1% the

proportionate share of the outstanding shares of any

class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any Subsidiary which is directly or indirectly

        beneficially owned by any Acquiring Person or any

        Associate or Affiliate of any Acquiring Person, or


              (C)   any Person (other than the Company or any

        Subsidiary or any employee benefit or stock ownership

        plan of the Company or an entity holding or acquiring

        Common Shares for or pursuant to the terms of any such

        plan) who or which, together with all Affiliates and

        Associates of such Person, shall become the Beneficial

        Owner of 20% or more of the Common Shares then

        outstanding without obtaining any one or more of the

        prior authorizations of the Company's shareholders

        required by Article NINTH,


then, and in each such case, except as otherwise provided

herein, proper provision shall be made so that each holder of a

Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of two (2) times the then-current Purchase Price

multiplied by the then number of Common Shares for which a

Right is then exercisable, such number of Common Shares as

shall equal the result obtained by (x) multiplying the product of two (2) times the then-current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to

Section 11(e) hereof) on the date of the occurrence of any one of the events listed above in this subparagraph (ii).

Notwithstanding the foregoing, upon the occurrence of any of the events listed above in this subparagraph (ii), any Rights that are or were at any time beneficially owned by any

Acquiring Person or any Associate or Affiliate of such

Acquiring Person (which Acquiring Person, Associate or

Affiliate is engaging in one or more of the transactions set forth in subparagraph (ii)(A) above, or realizing the benefit set forth in subparagraph (ii)(B) above, or owning the Common

Shares described in subparagraph (ii)(C) above, as the case may

be) after the date upon which such Acquiring Person became such shall become void and any holder of such Rights shall

thereafter have no right to exercise such Rights under any

provision of this Agreement.  Notwithstanding anything to the contrary set forth herein, the provisions of this Section

11(a)(ii) shall not apply to any Permitted Transaction.


                    (iii) In the event that there shall not be

sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in Treasury to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for

issuance upon exercise of the Rights; provided, however, if the

Company is unable to cause the authorization of additional

Common Shares then, notwithstanding any other provision of this

Agreement, in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights, the

Company shall pay, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which the Company is a party, cash at a rate per Right equal to the product of two

(2) times the Purchase Price in effect at the time of exercise multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of any of the events specified in the foregoing subparagraph (ii).  To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in

accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis.  The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

              (b)   In the event that the Company shall fix a

record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period

expiring within 45 calendar days after such record date) to

subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares

("equivalent common shares")) or securities convertible into

Common Shares or equivalent common shares at a price per Common

Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or

equivalent common shares) less than the current per share

market price of the Common Shares (as determined pursuant to

Section 11(e) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date

plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be

offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares

outstanding on such record date plus the number of additional

Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In

case such subscription price may be paid in a consideration

part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good

faith by the Directors of the Company, whose determination

shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such

adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


              (c)   In the event  that the Company shall fix a

record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in

connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of

indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than a

dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section

11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase

Price in effect immediately prior to such record date by a

fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to

Section 11(e) hereof) on such record date, less the fair market value (as determined in good faith by the Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all

purposes) of the portion of the cash, assets, stock or

evidences of indebtedness so to be distributed (in the case of regular periodic cash dividends at a rate in excess of 125% of the rate of the last cash dividend theretofore paid, only that portion in excess of 125% of such rate) or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares.  Such adjustments shall be made

successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


              (d)   In the event that, directly or indirectly,

(i) the Company shall consolidate with, or merge with or into, any Acquiring Person or any Associate or Affiliate of any

Acquiring Person and the Company shall not be the continuing or surviving corporation of such merger or consolidation, (ii) any

Acquiring Person or any Associate or Affiliate of any Acquiring

Person shall consolidate with the Company, or merge with or

into the Company and the Company shall be the continuing or

surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer

(or one or more Subsidiaries shall sell or otherwise transfer),

in one or more transactions, assets or earning power

aggregating more than 50% of the assets or earning power of the

Company and its Subsidiaries (taken as a whole) to any

Acquiring Person or any Associate or Affiliate of any Acquiring

Person, then, and in each such case, except as otherwise

provided herein, proper provision shall be made so that (A)

except as provided below, each holder of a Right shall

thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of two (2) times the

then-current Purchase Price multiplied by the then number of

Common Shares for which a Right is then exercisable, such

number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of such surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction

described in clause (ii) above), as the case may be, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the product of two (2) times the then-current Purchase Price by the number of

Common Shares for which a Right is then exercisable and

dividing that product by (y) 50% of the current per share

market price of the Common Shares of such Person (determined pursuant to Section 11(e) hereof) immediately prior to the

consummation of such consolidation, merger, sale or transfer;

(B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger,

sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall

thereafter be deemed to refer to such issuer; and (D) such

issuer shall take such steps (including, but not limited to,

the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such

consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. Notwithstanding the foregoing, if the surviving, resulting or acquiring Person in any of the events listed above in subparagraphs (i) through

(iii), inclusive, is not a corporation or business trust, then,

and in each such case, if such surviving, resulting or

acquiring Person is directly or indirectly wholly owned by a corporation or business trust, then all references to Common

Shares of such surviving, resulting or acquiring Person in this

Section 11(d) shall be deemed to be references to the Common

Shares of the corporation or business trust which ultimately controls such Person, and if there is no such corporation or business trust, (Y) proper provision shall be made so that such surviving, resulting or acquiring Person shall create or

otherwise make available for purposes of the exercise of the

Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if such surviving, resulting or acquiring Person had been a

corporation or a business trust; and (Z) all other provisions of this Section 11(d) shall apply to the issuer of such

securities as if such securities were Common Shares.  The

Company shall not consummate any of the transactions listed

above in subparagraphs (i) through (iii), inclusive, unless

prior thereto the Company and the issuer of the Common Shares or other securities, as the case may be, shall have executed and delivered to the Rights Agent an agreement providing for the foregoing.  Notwithstanding the foregoing, upon the

occurrence of any of the events listed above in subparagraphs

(i) through (iii), inclusive, any Rights that are or were at any time beneficially owned by any Acquiring Person or any

Associate or Affiliate of such Acquiring Person (which

Acquiring Person, Associate or Affiliate is engaging in one or more of the transactions set forth in subparagraphs (i) through

(iii), inclusive, above) after the date upon which such

Acquiring Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such

Rights under any provision of this Agreement.  The provisions of this Section 11(d) shall similarly apply to successive

mergers or consolidations or sales or other transfers.

Notwithstanding anything to the contrary set forth herein, the provisions of this Section (d) shall not apply to any Permitted

Transactions.


        In the event that the Company shall be the continuing or

surviving corporation in a merger or combination referred to in subparagraph (ii) above and Common Shares of the Company are required to be issued upon exercise of the Rights following

such merger or consolidation, and if there shall not be

sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in Treasury to permit the exercise in full of the Rights in accordance with the foregoing, the Company shall take all such action as may be

necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of additional Common

Shares then, notwithstanding any other provision of this

Agreement, in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights, the

Company shall pay, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which the Company is a party, cash at a rate per Right equal to the product of two

(2) times the Purchase Price in effect at the time of exercise multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of the merger or combination referred to in subparagraph (ii) above.  To the extent that any legal or contractual restrictions prevent the

Company from paying the full amount of cash payable in

accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis.  The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

                    (e)   For the purpose of any computation

hereunder, the "current per share market price" of Common

Shares on any date shall be deemed to be the average of the

daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined)

immediately prior to such date; provided, however, that in the event that the current per share market price of the Common

Shares is determined during a period following the announcement by the issuer of such Common Shares (i) of a dividend or

distribution on such Common Shares payable in such Common

Shares or securities convertible into such Common Shares or

(ii) any subdivision, combination or reclassification of such

Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or

reclassification, then, and in each such case, the "current

market price" shall be appropriately adjusted to take into

account ex-dividend trading or to reflect the current market price per Common Share equivalent.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New

York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national

securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as

reported by the National Association of Securities Dealers,

Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors of the Company.  The term "Trading Day" shall mean any day on which the principal national securities exchange on which the

Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a

Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or

obligated by law or executive order to close.  If the Common

Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per

share market price" shall mean the fair value per share as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the

Rights Agent and shall be conclusive for all purposes.


              (f)   Except as set forth below, no adjustment in

the Purchase Price shall be required unless such adjustment

would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(f) are not required to be made shall be

carried forward and taken into account in any subsequent

adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a

share, as the case may be.  Notwithstanding the first sentence of this Section 11(f), any adjustment required by this Section

11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any

Rights.


              (g)   If as a result of an adjustment made

pursuant to Section 11(a) hereof, the holder of any Right

thereafter exercised shall become entitled to receive any

shares of capital stock of the Company other than Common

Shares, thereafter the number of such other shares so

receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11 and the provisions of

Sections 7, 9, 10 and 14 hereof with respect to the Common

Shares shall apply on like terms to any such other shares.  In the event that the Rights become exercisable under both Section

11(a)(ii) and Section 11(d) hereof, a holder may, at his or her option, elect to exercise Rights under either provision, but each Right may be exercised only once.


              (h)   All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price

hereunder shall evidence the right to purchase, at the adjusted

Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.


              (i)   Unless the Company shall have exercised its

election as provided in Section 11(j) hereof, upon each

adjustment of the Purchase Price as a result of the

calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the

adjusted Purchase Price, that number of shares (calculated to the nearest thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately

prior to such adjustment of the Purchase Price and (ii)

dividing the product so obtained by the Purchase Price in

effect immediately after such adjustment of the Purchase Price.


              (j)   The Company may elect, on or after the date

of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of

Common Shares purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such

adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

(calculated to the nearest thousandth) obtained by dividing the

Purchase Price in effect immediately prior to adjustment of the

Purchase Price by the Purchase Price in effect immediately

after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of

Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.

This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of

          Right Certificates on such record date Right Certificates

          evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and

          replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the

          adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.


                       (k)    Irrespective of any adjustment or change in

          the Purchase Price or the number or type of shares issuable upon the exercise of the Rights, the Right Certificates

          theretofore and thereafter issued may continue to express the

          Purchase Price per whole share and the number of shares which were expressed in the initial Right Certificate issued

          hereunder.

              (l)  Before taking any action that would cause an

adjustment reducing the Purchase Price below the then par

value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and

nonassessable Common Shares at such adjusted Purchase Price.


              (m)  In any case in which this Section 11 shall

require that an adjustment in the Purchase Price be made

effective as of a record date for a specified event, the

Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such

record date the Common Shares and other capital stock or

securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or

securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such

adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument

evidencing such holder's right to receive such additional

shares upon the occurrence of the event requiring such

adjustment.

              (n)  Anything in Sections 11 (a) through (m),

inclusive, hereof to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase

Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole

discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance

wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or

exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this

Section 11, hereafter made by the Company to holders of its

Common Shares shall not be taxable to such shareholders.


              (o)  Notwithstanding any other provision of this

Agreement, no adjustment to the Purchase Price (other than

pursuant to Section 11(n)), the number of shares of Common

Stock (or fractions of a share) for which a Right is

exercisable or the number or Rights outstanding shall be made or be effective if such adjustment would have the effect of

reducing or limiting the benefits the holders of the Rights

would have had absent such adjustment, including, without

limitation, the benefits under Sections 11(a)(ii) and 11(d)

hereof, unless the terms of this Agreement are amended so as to preserve such benefits.

       Section 12.  Certificate of Adjusted Purchase Price or

Number of Shares.  Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a

certificate setting forth such adjustment, (including a

description of any Rights which have become void as a result thereof), and a brief statement of the facts accounting for

such adjustment and promptly file with the Rights Agent and

with each transfer agent for the Common Shares a copy of such certificate.


       Section 13.  Notice of Adjusted Purchase Price or Number

or Type of Shares to Holders of Rights.  Whenever an adjustment is made as provided in Section 11 hereof after the Distribution

Date, the Company shall mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with

Section 25 hereof.


       Section 14.  Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of

Rights or to distribute Right Certificates which evidence

fractional Rights.  In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered

holders of the Right Certificates with regard to which such

fractional Rights would otherwise be issuable, an amount in

cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing

price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been

otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked

prices, regular way, in either case as reported in the

principal consolidated transaction reporting system with

respect to securities listed or admitted to trading on the

New York Stock Exchange or, if the Rights are not listed or

admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national

securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to

trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by

NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a

professional market maker making a market in the Rights

selected by the Directors of the Company.  If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Directors of the Company shall be used and shall be

conclusive for all purposes.


             (b) The Company shall not be required to issue

fractions of shares upon exercise of the Rights or to

distribute certificates which evidence fractional shares.

Fractions of Common Shares may, at the election of the Company,

be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it,

provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Common Shares.  In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share.  For purposes of this Section 14(b), the

current market value of a Common Share shall be the closing

price of a Common Share (as determined pursuant to the second sentence of Section 11(e) hereof) for the Trading Day

immediately prior to the date of such exercise.


             (c) The holder of a Right by the acceptance of

the Rights expressly waives his right to receive any fractional

Rights or any fractional shares upon exercise of a Right.

       Section 15.  Rights of Action.  All rights of action in

respect of this Agreement are vested in the respective

registered holders of the Right Certificates (and, prior to the

Distribution Date, the registered holders of the Common

Shares); and any registered holder of any Right Certificate

(or, prior to the Distribution Date, of the Common Shares),

without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date,

of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit,

action or proceeding against the Company to enforce, or

otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of

Rights, it is specifically acknowledged that the holders of

Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.


       Section 16. Agreement of Rights Holders.  Every holder

of a Right by accepting the same consents and agrees with the

Company and the Rights Agent and with every other holder of a

Right that:

             (a) prior to the Distribution Date, the Rights

will be transferable only in connection with the transfer of the Common Shares;


             (b) after the Distribution Date, the Right

Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the

Rights Agent in New York, New York, or Cleveland, Ohio, duly endorsed or accompanied by a proper instrument of transfer; and


             (c) the Company and the Rights Agent may deem and

treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share

certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated

Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any

notice to the contrary.


       Section 17.  Right Certificate Holder Not Deemed a

Shareholder.  No holder, as such, of any Right Certificate

shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable upon exercise of the Rights represented thereby, nor shall

anything contained herein or in any Right Certificate be

construed to confer upon the holder of any Right Certificate,

as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any

matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders

(except as provided in Section 24 hereof), or to receive

dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with Section 7 hereof.


     Section 18.  Concerning the Rights Agent.  The Company

agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time,

on demand of the Rights Agent, its reasonable expenses and

counsel fees and other disbursements incurred in the

administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also

agrees to indemnify the Rights Agent for, and to hold it

harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of

liability.  If the Rights Agent asserts or intends to assert a right of indemnification under this Section 18 in connection with a suit, action or proceeding, the Company shall have the right, but not the obligation, to assume the responsibility for the defense of any such suit, action or proceeding.


       The Rights Agent shall be protected and shall incur no

liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company,

instrument of assignment or transfer, power of attorney,

endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where

necessary, verified or acknowledged, by the proper person or persons.


       Section 19.  Merger or Consolidation or Change of Name

of Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation

succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the

Rights Agent under this Agreement without the execution or

filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be

eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such

successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights

Agent may adopt the countersignature of the predecessor Rights

Agent and deliver such Right Certificates so countersigned; and

in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may

countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights

Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.


       In case at any time the name of the Rights Agent shall

be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been

countersigned, the Rights Agent may countersign such Right

Certificates either in its prior name or in its changed name;

and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.


     Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the

Company and the holders of Right Certificates, by their

acceptance thereof, shall be bound:


             (a) The Rights Agent may consult with legal

counsel (who may be legal counsel for the Company), and the

opinion of such counsel shall be full and complete

authorization and protection to the Rights Agent as to any

action taken or omitted by it in good faith and in accordance with such opinion.


             (b) Whenever in the performance of its duties

under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in

respect thereof be herein specifically prescribed) may be

deemed to be conclusively proved and established by a

certificate signed by any one of the Chairman of the Board, the

Chief Executive Officer, the President, any Vice President, the

Treasurer or the Secretary of the Company and delivered to the

Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.


             (c) The Rights Agent shall be liable hereunder

only for its own negligence, bad faith or willful misconduct.


             (d) The Rights Agent shall not be liable for or

by reason of any of the statements of fact or recitals

contained in this Agreement or in the Right Certificates

(except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.


             (e) The Rights Agent shall not be under any

responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its

countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be

responsible for any adjustment required under the provisions of

Section 11 hereof (including any adjustment which results in

Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the

existence of facts that would require any such adjustment

(except with respect to the exercise of Rights evidenced by

Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this

Agreement or any Right Certificate or as to whether any Common

Shares will, when issued, be validly authorized and issued,

fully paid and nonassessable.


             (f) The Company agrees that it will perform,

execute, acknowledge and deliver or cause to be performed,

executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the

Rights Agent of the provisions of this Agreement.

             (g) The Rights Agent is hereby authorized and

directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the

Board, the Chief Executive Officer, the President, any Vice

President, the Treasurer, or the Secretary of the Company, and

to apply to such officers for advice or instructions in

connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in

accordance with instructions of any such officer.


             (h) The Rights Agent and any stockholder,

director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other

capacity for the Company or for any other legal entity.


             (i) The Rights Agent may execute and exercise any

of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or

agents, and the Rights Agent shall not be answerable or

accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct,

provided reasonable care was exercised in the selection and

continued employment thereof.  The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.


             (j) The Rights Agent shall promptly remit to the

Company any funds paid to it upon exercise of the Rights

pursuant to Section 7 hereof.


     Section 21.  Change of Rights Agent.  The Rights Agent

or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common

Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or

successor Rights Agent, as the case may be, and to each

transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by

first-class mail.  If the Rights Agent shall resign or be

removed or shall otherwise become incapable of acting, the

  Company shall appoint a successor to the Rights Agent.  If the

  Company shall fail to make such appointment within a period of

  30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his

  Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new

  Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation

  organized and doing business under the laws of the United

  States or of the States of Ohio or New York (or of any other state of the United States so long as such corporation is

  authorized to do business as a banking institution in the

  States of Ohio or New York), in good standing, having a

  principal office in the States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as

  Rights Agent a combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and

  registrars.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights

Agent without further act or deed; but the predecessor Rights

Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed

necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in

writing to the registered holders of the Right Certificates.

Failure to give any notice provided for in this Section 21,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


        Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

issue new Right Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the

Right Certificates made in accordance with the provisions of this Agreement.

       Section 23.  Redemption.  (a) The Directors of the

Company may, at their option, at any time prior to the Close of

Business, on the earlier of (i) the later of (A) the calendar day next preceding the Distribution Date and (B) the Share

Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a

redemption price of $.05 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").


              (b) In addition, if at any time the Company shall

merge with or into, or consolidate with, any Person in a

transaction which is not covered by either Section 11(a)(ii) or

Section 11(d) hereof (and which will not, in connection with any other related transactions, result in any material assets of the Company coming under the direct or indirect ownership or control of any Person who at any time has been an Acquiring

Person or an Associate or an Affiliate of an Acquiring Person),

and as a result of such transaction either (i) the Company is not the continuing or surviving corporation of such merger or consolidation, or (ii) all of the Company's outstanding Common

Shares become owned by another Person (or such Person together with its Affiliates and Associates), then in connection with the consummation of such merger or consolidation, the Directors of the Company may, at their option, redeem (at any time,

including without limitation, after the Distribution Date) all but not less than all of the then outstanding Rights at the

Redemption Price.


             (c)    In addition, if at any time (including,

without limitation, after the Distribution Date), a Person

shall obtain the prior authorization of the Company's

shareholders required pursuant to Article NINTH in connection with a Control Share Acquisition involving a majority of the voting power of the Company in the election of directors, then,

in connection with the consummation of such Control Share

Acquisition, the Directors of the Company shall redeem all, but not less than all, of the Rights at the Redemption Price.


             (d) Immediately upon the action of the Directors

of the Company ordering the redemption of the Rights, and

without any further action and without any notice, the right to exercise the Rights will terminate and the only right

thereafter of the holders of Rights shall be to receive the

Redemption Price.  Promptly after the action of the Directors ordering the redemption of the Rights, the Company shall

publicly announce such action.  Within 10 calendar days after ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the

notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.


             (e) At any time following the Share Acquisition

Date, the Directors of the Company may relinquish their rights to redeem the Rights under paragraphs (a) or (b) above, or

both, by duly adopting a resolution to that effect.

Immediately upon adoption of such resolution, the rights of the

Directors under the portions of this Section 23 specified in such resolution shall terminate without further action and

without any notice.


             (f)    Notwithstanding anything in this Section 23

to the contrary, all rights of, and requirements for,

redemption set forth above shall terminate immediately and

automatically upon the occurrence of any one or more of the

events set forth in Sections 11(a)(ii)(A) or (B) or Sections

11(d)(i), (ii) or (iii), hereof, unless such event is a

Permitted Transaction.

     Section 24.  Notice of Certain Events.  In case, after

the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Common

Shares or to make any other distribution to the holders of

Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash

dividend theretofore paid) or (b) to offer to the holders of

Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding

Common Shares), or (d) to effect any consolidation or merger,

or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer),

in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the

liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a

Right Certificate, in accordance with Section 25 hereof, a

notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common

Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or

(b) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at

least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the

holders of the Common Shares, whichever shall be the earlier.


             In case any of the events set forth in Section

11(a)(ii) or Section 11(d) hereof shall occur, then, in any

such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right

Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.


       Section 25.  Notices.  Notices or demands authorized by

this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   The Lubrizol Corporation
                   29400 Lakeland Boulevard
                   Wickliffe, Ohio 44092
                     Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the

Company or by the holder of any Right Certificate to or on the

Rights Agent shall be sufficiently given or made if sent by

first-class mail, postage prepaid, addressed (until another

address is filed in writing with the Company) as follows:

                   National City Bank
                   1900 East Ninth Street
                   Cleveland, Ohio 44114
                     Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.


     Section 26.  Supplements and Amendments.  Prior to the

Distribution Date, the Company may, and the Rights Agent shall,

if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of

certificates representing Common Shares, except for a

supplement or amendment which would change the Redemption Price or the Final Expiration Date or reduce the number of Common

Shares for which a Right is then exercisable.  From and after the Distribution Date, the Company and the Rights Agent may at

any time and from time to time supplement or amend this

Agreement without the approval of any holders of Rights in

order to cure any ambiguity, to correct or supplement any

provision contained herein which may be defective or

inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising

hereunder which the Company and the Rights Agent may deem

necessary or desirable and which shall not adversely affect the interests of the holders of Rights, as such.


                 Section 27. Successors.  All the covenants and

provisions of this Agreement by or for the benefit of the

Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.  The

Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, any Acquiring Person or its

Affiliates or Associates if at the time of or after such

consolidation, merger or sale there would be any charter or

by-law provisions or any rights, options, warrants or other

instruments or securities outstanding or agreements in effect or any other actions taken which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights

without the affirmative vote of the holders of at least 80% of the then outstanding Rights beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates.  The

Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person

shall have executed and delivered to the Rights Agent an

agreement evidencing compliance with this Section.


       Section 28.  Benefits of this Agreement.  Nothing in

this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date,

the Common Shares) any legal or equitable right, remedy or

claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.


       Section 29.  Action by Directors.  Whenever any action

hereunder or in connection with the Rights is required or

permitted to be taken by the Directors of the Company, such

action may be taken by the Executive Committee of the Directors or by any other duly authorized committee thereof.


       Section 30.  Severability.  If any term, provision,

covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions,

covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


       Section 31.  Governing Law.  This Agreement and each

Right Certificate issued hereunder shall be deemed to be a

contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


       Section 32.  Counterparts.  This Agreement may be

executed in any number of counterparts and each of such

counterparts shall for all purposes be deemed to be an

original, and all such counterparts shall together constitute but one and the same instrument.


       Section 33.  Descriptive Headings.  Descriptive headings

of the several Sections of this Agreement are inserted for

convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

             IN WITNESS WHEREOF, the parties hereto have caused

this Agreement to be duly executed and their respective

corporate seals to be hereunto affixed and attested, this 6th day of October, 1987.


                                THE LUBRIZOL CORPORATION
Attest:


By                              By
   Secretary


Attest:                         NATIONAL CITY BANK

By                              By

                                        Exhibit A

          [Form of Right Certificate]

Certificate No. R-                           Rights


       NOT EXERCISABLE AFTER October 12, 1997 OR
       EARLIER IF REDEEMED.  THE RIGHTS ARE
       SUBJECT TO REDEMPTION, AT THE OPTION OF THE
       COMPANY, AT $.05 PER RIGHT ON THE TERMS SET
       FORTH IN THE RIGHTS AGREEMENT.  [THE RIGHTS
       REPRESENTED BY THIS CERTIFICATE WERE ISSUED
       TO OR ACQUIRED BY A PERSON WHO WAS AN
       ACQUIRING PERSON OR AN AFFILIATE OR
       ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH
       TERMS ARE DEFINED IN THE RIGHTS
       AGREEMENT).  THIS RIGHT CERTIFICATE AND THE
       RIGHTS REPRESENTED HEREBY MAY BECOME VOID
       IN THE CIRCUMSTANCES SPECIFIED IN SECTION
       11(a)(ii) OR SECTION 11(d) OF THE RIGHTS
       AGREEMENT.*]


                               Right Certificate

                            THE LUBRIZOL CORPORATION


       This certifies that                      , or registered

assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights

Agreement dated as of October 6, 1987 (the "Rights Agreement")

between The Lubrizol Corporation, an Ohio corporation (the

"Company"), and National City Bank, a national banking

association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is

defined in the Rights Agreement) and prior to 5:00 P.M.


* The portion of the legend in brackets shall be inserted only if applicable.

(Cleveland, Ohio time) on October 12, 1997 at the principal

office of the Rights Agent, or its successors as Rights Agent,

in New York, New York or Cleveland, Ohio, one-half of one

fully paid nonassessable Common Share, without par value (a

"Common Share") of the Company, at a purchase price of $150

per whole Common Share (the "Purchase Price"), upon

presentation and surrender of this Right Certificate with the

Form of Election to Purchase duly executed.  The number of

Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 13, 1987, based on the Common

Shares as constituted at such date.


       As provided in the Rights Agreement, the Purchase Price

and the number of Common Shares which may be purchased upon

the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.


       This Right Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which

terms, provisions and conditions are hereby incorporated

herein by reference and made a part hereof and to which Rights

Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights

Agreement are on file at the above-mentioned office of the

Rights Agent.


       This Right Certificate, with or without other Right

Certificates, upon surrender at the principal office of the

Rights Agent in New York, New York or Cleveland, Ohio, may be

exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the

Rights evidenced by the Right Certificate or Right

Certificates surrendered shall have entitled such holder to

purchase.  If this Right Certificate shall be exercised in

part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.


       Subject to the provisions of the Rights Agreement, the

Rights evidenced by this Certificate may be redeemed by the

Company at a redemption price of $.05 per Right.


       No fractional Common Shares will be issued upon the

exercise of any Right or Rights evidenced hereby (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.


       No holder of this Right Certificate shall be entitled

to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the

Company which may at any time be issuable on the exercise

hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as

such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive

notice of meetings or other actions affecting shareholders

(except as provided in the Rights Agreement), or to receive

dividends or subscription rights, or otherwise, until the

Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.


       This Right Certificate shall not be valid or obligatory

for any purpose until it shall have been countersigned by the

Rights Agent.

     WITNESS the facsimile signature of the proper officers

of the Company and its corporate seal.  Dated as of October

13, 1987.


ATTEST:                        THE LUBRIZOL CORPORATION

                               By
      Secretary                    Title:

Countersigned:

By
   Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT


        (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

      FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

        (Please print name and address of transferee)

this Right Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within

Right Certificate on the books of the within-named Company,

with full power of substitution.


Dated:                 , 19

                                   Signature

Signature Guaranteed:

                          NOTICE

      The signature to the foregoing Assignment must

correspond to the name as written upon the face of this Right

Certificate in every particular, without alteration or

enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To The Lubrizol Corporation:


                  The undersigned hereby irrevocably elects to

exercise                            Rights represented by this

Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

                        (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the

balance remaining of such Rights shall be registered in the

name of and delivered to:

Please insert social security
or other identifying number



                        (Please print name and address)


Dated:                   , 19

                                   Signature

                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of this
                                   Right Certificate)

Signature Guaranteed:

                                        Exhibit B

               SUMMARY OF RIGHTS TO PURCHASE
                       COMMON SHARES

       On September 28, 1987, the Directors of The Lubrizol Corporation (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Common Share, without par value (the "Common Shares"), of the Company. The distribution is payable on October 13, 1987 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one-half of one Common Share at a price of $150 per whole share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of October 6, 1987 (the "Rights Agreement") between the Company and National City Bank, as Rights Agent (the "Rights Agent").

       Until the earlier of (i) 15 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (unless previously authorized by the Company's shareholders), or (ii) 15 days following the commencement of a tender offer or exchange offer for 20% or more of such outstanding Common Shares (the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date (as defined above), separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

       The Rights are not exercisable until the Distribution
Date. The Rights will expire on October 12, 1997, unless earlier redeemed by the Company as described below.

       The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid) assets, stock (other than dividends payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

       In the event that an Acquiring Person merges into the Company and the Company's Common Shares are not changed or exchanged, or an Acquiring Person engages in one of a number of self-dealing transactions (other than certain transactions approved by the Company's shareholders) specified in the Rights Agreement, or a person or group of affiliated or associated persons become the beneficial owner of 20% or more of the Company's Common Shares without shareholder consent, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring
Person became such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash equal to the Purchase Price). In the event that the Company is acquired by an Acquiring Person in a merger or other business combination transaction or 50% or more of its assets or earning power are sold to an Acquiring Person (other than in a transaction approved by the Company's shareholders), proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash equal to the Purchase).

       With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

       The Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price") at any time prior to the later of (i) the Distribution Date and
(ii) a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Shares (or such later date as the Directors may specify), and, under certain circumstances, upon a merger or consolidation of the Company with or into a corporation which is not an Acquiring Person. In addition, the Company shall be required to redeem the Rights in whole at the Redemption Price in connection with certain transactions authorized by the Company's shareholders. Immediately upon the action of the Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
The Company will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the Registry Books of the Rights Agent.

       Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

       Prior to the Distribution Date, the Rights Agreement may be amended or supplemented by the Company and the Rights Agent, without the approval of any holders of Rights, in any manner, except for an amendment or supplement which would change the Redemption Price or the Final Expiration Date, or reduce the number of Common Shares for which a Right is then exercisable. After the Distribution Date, the Rights Agreement may be so amended or supplemented to cure ambiguity, correct or supplement defective or inconsistent provisions or otherwise as the Company and the Rights Agent may deem necessary or desirable and shall not adversely affect the interests of the Rights holders.

       A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 30, 1987.
A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.